REVISED EXHIBIT A
To the Distribution Plan of the Allianz Variable Insurance Products Trust (formerly USAllianz Variable Insurance Products Trust)
Funds of the VIP Trust

AZL BlackRock Capital Appreciation Fund
AZL BlackRock Global Allocation Fund
AZL Columbia Mid Cap Value Fund
AZL Columbia Small Cap Value Fund (Class 2)
AZL Davis New York Venture Fund (Class 2)
AZL Dreyfus Research Growth Fund
AZL Enhanced Bond Index Fund
AZL Federated Clover Small Value Fund
AZL Franklin Templeton Founding Strategy Plus Fund
AZL Gateway Fund
AZL International Index Fund
AZL Invesco Equity and Income Fund
AZL Invesco Growth and Income Fund
AZL Invesco International Equity Fund

AZL JPMorgan International Opportunities Fund
AZL JPMorgan U.S. Equity Fund (Class 2)
AZL MFS Investors Trust Fund
AZL MFS Value Fund
AZL Mid Cap Index Fund
AZL Money Market Fund
AZL Morgan Stanley Global Real Estate Fund
AZL Morgan Stanley Mid Cap Growth Fund
AZL NFJ International Value Fund
AZL Oppenheimer Discovery Fund
AZL Pyramis Core Bond Fund
AZL Russell 1000 Growth Index Fund
AZL Russell 1000 Value Index Fund
AZL S&P 500 Index Fund (Class 2)
AZL Schroder Emerging Markets Equity Fund (Class 2)
AZL Small Cap Stock Index Fund

Fees:
0.25% per annum of average daily net assets.

Updated:  04/29/2013